Exhibit 5

           THE LAW OFFICES OF THOMAS C. COOK, LTD.
              4955 S. DURANGO DRIVE, SUITE 214
                   LAS VEGAS, NEVADA 89113

THOMAS C. COOK, ESQ.                    PHONE (702) 952-8519
                                          FAX (702) 952-8521
                                              TCCESQ@AOL.COM


                                           November 26, 2002

Robert L. Cox, President
CareDecision Corporation
2 Penn Plaza, 15th Floor
Suite 1500-53
New York, New York 10121

Re:  CareDecision Corporation (the "Company")

Dear Mr. Cox:

      Pursuant to your request, I have provided this opinion letter to be used in connection with the Company's application to register 44,217,044 shares of its common stock for sale via a public stock offering pursuant to
Regulation S-B of the Securities Act of 1933, as amended. The Company has supplied me with the following Company documents with regards to this review: (1) Articles of Incorporation; (2) Bylaws of the Company; (3) Complete minute book of the Company; (4) The Company's Form SB-2 Registration Statement; (5) The Company's Prospectus; (6) Public Subscription Agreement; and (7) Audited Financial Statements.

      Based upon the laws of the State of Nevada and my review of the above-mentioned documents, provided to me by the Company, it is my opinion that any common shares sold in this public offering will be legally issued, fully paid and non-assessable upon issuance.

      This legal opinion should in no way be construed to recommend the purchase of any securities and does not in any way form on opinion as to the merits of the offering. It is with my express permission that the Company may utilize this opinion letter in regards to any public registration filing, both state and federal. It is also with my express permission that the Company may name the undersigned as counsel in any public registration filing, both state and federal.

                                   Sincerely,

                                   /s/ Thomas C. Cook

                                   Thomas C. Cook, Esq.


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